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                                                                      EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT



                                     Location of Incorporation       Percent
  Subsidiaries of the Registrant          or Organization           Ownership
  ------------------------------     -------------------------      ---------
     American Azide Corporation               Nevada                  100%

     American Pacific Corporation             Nevada                  100%

     AMPAC Farms, Inc.                        Nevada                  100%